SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
December 29, 2010
Date of Report (date of earliest event reported)
EVERGREEN SOLAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-31687	04-3242254

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
138 Bartlett Street
Marlboro, Massachusetts 01752
(Address of principal executive offices)
(508) 357-2221
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
On December 29, 2010, Evergreen Solar, Inc. (the “Company”) received notice from the Nasdaq Listing Qualifications Department that its application to transfer the listing for its common stock to the Nasdaq Capital Market has been approved effective as of the date of the notice. Therefore, the Company’s common stock was transferred to the Nasdaq Capital Market at the opening of business on December 29, 2010.
The Company previously announced on July 8, 2010 that it had received a deficiency letter from the Nasdaq Listing Qualifications Department notifying it that the Company no longer meets the minimum $1.00 per share requirement for continued listing on the Nasdaq Global Market under Marketplace Rule 5450(a)(1). In lieu of seeking to remain on the Nasdaq Global Market, the Company has elected to move its listing to the Nasdaq Capital Market. Following the move to the Nasdaq Capital Market, the Company’s common stock will continue to trade under the symbol “ESLR”.
The Nasdaq Capital Market is a continuous trading market that operates in the same manner as the Nasdaq Global Market. All companies listed on the Nasdaq Capital Market must meet certain financial requirements and adhere to Nasdaq’s corporate governance standards.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evergreen Solar, Inc.
By:	/s/ Christian M. Ehrbar
	Name:	Christian M. Ehrbar
	Title:	General Counsel and Corporate Secretary

Dated: December 29, 2010